Exhibit 99.1

For more information, contact:

Henry Miller—financial contact Tel: 484-582-5445 henry.miller@sungard.com	George Thomas—media contact Tel: 484-582-5635 george.thomas@sungard.com

SunGard Announces Chief Financial Officer Transition

Wayne, PA – June 14, 2012 – SunGard, one of the world’s leading software and technology services companies, today announced that effective July 2, 2012 Charles Neral will be its new chief financial officer. Mr. Neral succeeds Robert Woods who has decided to leave SunGard to explore other interests.

Mr. Neral brings to SunGard more than three decades of technology industry leadership in software, finance and operations. He has held both domestic and international finance positions and has worked for both publicly and privately held companies. He also has extensive experience in strategic financial planning, product pricing, mergers and acquisitions, tax, treasury, investor relations, organizational development and financial controls. Most recently, Mr. Neral, age 53, was chief financial officer of SafeNet, a cyber-security company, from 2009 to 2012. Previously he served as vice president of finance for IBM’s worldwide software business, which grew to over $20 billion during his tenure. In this role, he was responsible for global financial planning and analysis, business controls and business development and helped lead significant organic and acquisitive growth for IBM. Prior to assuming his position of vice president of finance at IBM, Mr. Neral served in a variety of financial roles across IBM’s Sales, Server and Global Services organizations, including executive roles in Asia Pacific and at IBM corporate headquarters.

Mr. Neral holds a Bachelor of Science in Computer Science from Indiana University of Pennsylvania and a Masters in Business Administration in Finance from New York University.

Russ Fradin, president and chief executive officer, commented, “Chuck brings to SunGard a strong technology and operational background and extensive experience leading world-class finance organizations. We’re excited to have found such a worthy successor to Bob.”

Mr. Fradin continued, “We will miss the experience and steady hand Bob brought to the Company. He has been instrumental in further strengthening SunGard’s financial position over the past two years. We appreciate the role Bob played in recruiting his successor and his efforts in ensuring a smooth transition. On behalf of all of us at SunGard, I thank Bob for his service and wish him much continued success in his future endeavors.”

About SunGard

SunGard is one of the world’s leading software and technology services companies. SunGard has more than 17,000 employees and serves approximately 25,000 customers in more than 70 countries. SunGard provides software and processing solutions for financial services, education and the public sector. SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With annual revenue of about $4.5 billion, SunGard is the largest privately held software and services company and is ranked 480 on the Fortune 500. For more information, please visit www.sungard.com.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, financial results and pro forma estimates are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; our high degree of leverage; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with broker/dealer operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the integration and performance of acquired businesses; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; a material weakness in our internal controls; and unanticipated changes in our tax provision or the adoption of new tax legislation. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the U.S. Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.